                                  EXHIBIT 99.5
             UNAUDITED CONSOLIDATED BALANCE SHEET OF REGISTRANT (1)


                                                                                       08/31
                                                                                      (Unaudited)
                                                                                     ------------
        Assets
Current Assets:
        Cash                                                                         $     97,282
        Restricted cash                                                                 2,800,000
        Accounts Receivable, trade                                                     18,817,670
        Inventories                                                                    16,878,718
        Deferred income taxes                                                             578,000
        Prepaid expenses and other current assets                                         919,079
                                                                                     ------------
                                                                                       40,090,749
                                                                                     ------------
Property and Equipment - continuing operations, net                                     4,820,211
                                                                                     ------------
Property and Equipment - discontinued operations, net                                     800,000
                                                                                     ------------
Other Assets:
        Goodwill, net                                                                     495,381
        Deferred income taxes                                                             307,000
        Due from stockholders                                                             237,262
        Other assets                                                                      590,531
                                                                                     ------------
                                                                                        1,630,174
                                                                                     ------------
                                                                                     $ 47,341,134
                                                                                     ============

        Liabilities and Stockholders' Equity
Current Liabilities
        Accounts payable, trade                                                      $ 12,996,992
        Revolving loan indebtedness                                                    20,219,948
        Subordinated debenture                                                          4,460,625
        Long-term indebtedness, current portion                                           697,220
        Accrued expenses and other current liabilities                                  3,526,887
        Net current liabilities of discontinued operations                                117,877
        Estimated loss on disposal of discontinued operation                              860,161
                                                                                     ------------
                                                                                       42,879,710
                                                                                     ------------
Long-term Liabilities:
        Long-term indebtedness, non-current portion                                       383,425
        Deferred income taxes                                                             210,617
                                                                                     ------------
                                                                                          594,042
                                                                                     ------------
Minority Interest in Subsidiary                                                           100,000
                                                                                     ------------
Redeemable Preferred Stock, Series A                                                    2,800,000
                                                                                     ------------
Stockholders' Equity:
        Common stock                                                                       77,940
        Additional paid-in capital                                                      9,623,643
        Retained deficit                                                               (7,786,912)
        Accumulated other comprehensive losses                                           (947,289)
                                                                                     ------------
                                                                                          967,382
                                                                                     ------------
                                                                                     $ 47,341,134
                                                                                     ============

   The accompanying notes are an integral part of the financial statements

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS OF REGISTRANT (1)


                                                       Two Months Ended       Eight Months Ended
                                                             08/31                  08/31
                                                          (Unaudited)            (Unaudited)
                                                       ----------------       ------------------

Net Sales                                              $ 12,759,477              $ 48,787,333

Cost of Sales                                            10,110,674                39,144,537
                                                       ------------              ------------
Gross Profit                                              2,648,803                 9,642,796

Selling, General and Administrative Expenses              2,220,049                 8,598,635
Loss from Discontinued Operation                            216,891                   559,079
                                                       ------------              ------------
Income from Operations                                      211,863                   485,082
                                                       ------------              ------------
Other (Income) Expense:
        Interest Expense                                    404,949                 1,620,137
        Other                                               (62,968)                 (122,760)
                                                       ------------              ------------
                                                            341,981                 1,497,377
                                                       ------------              ------------
Loss before Income Taxes                                   (130,118)               (1,012,295)
Income  Tax Provision (Benefit)                                   0                         0
                                                       ------------              ------------
Net Loss                                                 $ (130,118)             $ (1,012,295)
                                                       ============              ============
Loss Per Share:

        Basic                                            $    (0.02)             $      (0.14)
                                                       ============              ============
        Diluted                                          $    (0.02)             $      (0.14)
                                                       ============              ============
Weighted Average Number of Common Shares Outstanding:

        Basic                                             7,650,630                 7,473,238
        Common stock equivalents resulting from
                    warrants and options                       0.00                      0.00
                                                       ------------              ------------
        Diluted                                           7,650,630                 7,473,238
                                                       ============              ============


   The accompanying notes are an integral part of the financial statements.

       UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS OF REGISTRANT (1)


                                                             Eight Months Ended
                                                                   08/31
                                                                (Unaudited)
                                                                -----------
Cash Flows from Operating Activities:
        Net Loss                                                $(1,012,295)
                                                                -----------
Adjustments to reconcile net income (loss) to net cash used
        in operating activities:
        Depreciation and amortization                               966,512
        Provision for bad debts                                     245,383
        Effect of exchange rate changes                             301,655
        Other                                                       155,169
        Changes in operating assets and liabilities:
                    Accounts receivable, trade                   (4,470,865)
                    Inventories                                   2,865,853
                    Accounts Payable, trade                        (927,417)
                    Other                                          (482,302)
                                                                -----------
Net cash used in operating activities from
        continuing operations                                    (2,358,307)
Net cash provided by operating activities from
        discontinued operations                                     226,734
                                                                -----------
                                                                 (2,131,573)
                                                                -----------
Cash Flows for Investing Activities - Purchase of
        Property and Equipment                                     (639,879)
                                                                -----------
Cash Flows from Financing Activities:
        Net increase in revolving loan indebtedness               2,955,837
        Proceeds from issuance of Preferred Stock                 2,800,000
        Other                                                      (247,460)
                                                                -----------
                                                                  5,508,377
                                                                -----------
        Net Increase in Cash and Restricted Cash                  2,736,925
        Cash and Restricted Cash, Beginning of Period               216,686
                                                                -----------
        Cash and Restricted Cash, End of Period                 $ 2,953,611
                                                                ===========
        Cash and Restricted Cash of Continuing Operations       $ 2,897,282
        Cash and Restricted Cash of Discontinuing Operations
                    (included with net current liabilities of
                    discontinued operation)                          56,329
                                                                -----------
                                                                $ 2,953,611
                                                                ===========

  The accompanying notes are an integral part of the financial statements.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.      UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        These unaudited consolidated financial statements were prepared as a basis for inclusion in the proforma consolidated balance sheet to demonstrate the proforma effect of the sale of the Company's Hungarian gray iron foundry, UBP Csepel Iron Foundry Kft ("Csepel") (see Note 5), the completion of the exchange of eParts eXchange, Inc. ("EPX") preferred stock for common stock (see Note 6), and the lapse of the "put" right provided for by the Wanxiang capital investment (see Note 4) on the Consolidated Balance Sheet as of August 31, 2001. This proforma consolidated balance sheet is to demonstrate to the Nasdaq Stock Market, Inc. that the Company is in compliance with the minimum net tangible asset requirement and that the proforma events will increase the amount by which the Company's net tangible assets are in excess of the required amount.

        Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with accounting principles generally accepted in the United States are omitted. For additional disclosures, see Notes to Consolidated Financial Statements contained in Universal Automotive Industries, Inc. (the "Company") Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2001 and for the six months ended June 30, 2001.

2.      INVENTORIES

                                                              08/31
                                                           -----------
                    Finished Goods                         $13,452,276
                    Work in Process                            236,625
                    Raw Materials                            3,189,817
                                                           -----------
                                                           $16,878,718
                                                           ===========

3.      BASIS OF PRESENTATION
        Net Loss Per Share
        Warrants and options issued by the Company are only included in the computation of weighted average number of shares, where their inclusion is not anti-dilutive. For the two and eight months ended August 31, 2001, common stock equivalents are not included in the weighted average number of shares outstanding in determining net loss per share.

        Income Taxes
        The Company's provision for income taxes for the two and eight months ended August 31, 2001 differed from the amount computed by applying the statutory rate to loss before income taxes primarily due to an increase in the valuation allowance for deferred tax benefit.

4.      CAPITAL INVESTMENT
        On August 29, 2001, the Company closed a definitive agreement ("Agreement") with an affiliate of Wanxiang America Corporation and has issued 201,438 shares of Series A Preferred Stock, convertible into 2,014,380 shares of Common Stock, subject to standard weighted average antidilution protection, and representing approximately 21% of the Company's capital stock on a post-closing basis in exchange for $2,800,000 in cash. The stock carries no dividend, but has an 8% per annum compounding liquidation preference.

        The Agreement provides Wanxiang with one-year warrants to purchase up to 800,000 shares of common stock at $2.00 per share and 800,000 shares of common stock at the greater of $2.00 per share or 90% of the rolling average public market price for the Company's shares. It also provides Wanxiang with a "Default Warrant" which would be triggered in the event of the Company's default of certain covenants, representations or warranties to Wanxiang; the Default Warrant provides Wanxiang the right to purchase up to 2,500,000 shares of the Company's common stock at the greater of 150% of book value or at a per share price based on a formula tied to six times EBITDA of the Company. The common stock issuable on conversion of the preferred or exercise of the warrants will be registrable pursuant to a registration rights agreement. The Agreement further requested a shareholders' agreement pursuant to which in the event the Default Warrant is exercised, Wanxiang would receive a proxy to vote a corresponding percentage of the shares held by the Company's two largest shareholder, Arvin Scott and Yehuda Tzur, as well as certain rights of first refusal with respect to off market sales of their shares. In addition, the Agreement calls for a long-term supply agreement whereby Wanxiang will be provided a right of first refusal to source on competitive terms the products purchased by the Company in China.

        The Agreement contains a "put" right, enabling Wanxiang to effectively put back its shares for a return of its funds, and to terminate the various agreements covered by the Agreement, in the event the Company is unable to demonstrate within 90 days following closing that Nasdaq has confirmed that the Company has corrected its net tangible asset deficiency to Nadaq's satisfaction. The Company's proforma net tangible assets as of August 31, 2001, after giving effect to the sale of UBP Csepel KFT (Note 4), and the exchange of EPX preferred stock for equity (Note 5) total approximately $4,217,862. While the Company believes that this will demonstrate net tangible assets substantially in excess of the minimum required amounts, the Company cannot presently determine whether the above actions, without additional equity enhancement, will cure the net tangible assets deficiency to Nasdaq's satisfaction or satisfy Nasdaq that the issuance of the securities to Wanxiang was made in accordance with Nasdaq's voting rights policy that requires that new issuances of securities not substantially emasculate the voting rights of common stockholders.

        Because of the "put" right, the Company has classified the cash proceeds in the financial statements as restricted cash and the preferred stock as redeemable. Once the "put" right lapses, the Company intends to reclassify the proceeds to cash and will use the proceeds to pay down certain of the Company's existing obligations. The preferred stock will also be reclassified to a component of stockholders' equity.

5.      SALE OF UBP CSEPEL KFT
        As previously disclosed in Note 10 of the 2000 audited financial statements, the Company finalized its decision to discontinue its Hungarian operation in December 1999. As of December 31, 1999, the Company provided for estimated costs of disposition of $1,500,000 including estimated losses of the discontinued operation during the disposal period. The disposition was initially expected to occur by the end of 2000. Because the Company had not disposed of the Hungarian operation within one year of the decision to discontinue such operation, commencing in 2001, accounting principles generally accepted in the United States require that income or loss from such discontinued operation be included in the Statement of Earnings as a component of income or loss.

        The Company has agreed to sell its Hungarian gray iron foundry, UBP Csepel Iron Foundry Kft., for a total price of $992,241 which will be paid (a) $100,000 at closing (b) $263,793 (less the amount of any accounts receivable more than 90 days past due as of the date of the closing the collections on which will be paid directly to the Company) to be paid in four equal installments, the first of which will be paid 90 days after closing and the remaining three installments will be paid every four months following the initial installment and ( c) in the form of a Note Payable to the Company in the amount of $694,396 bearing interest at 9% per annum. Interest on the Note Payable will accrue only for the period from the closing through the 22nd month after closing and will be paid in four equal installments, the first of which will be paid 13 months after closing and the remaining three installments will be paid every third month following the initial installment. Principal payments will be paid in 36 equal monthly installments commencing on the 23rd month following closing through and including the 59th month following closing. The Note Payable will be secured by the real property of Csepel.

6.      MINORITY INTEREST IN SUBSIDIARY
        The Company has entered into exchange agreements with the minority holders of the preferred stock of the Company's now inactive EPX subsidiary, exchanging its common stock for EPX preferred stock based upon a $2.00 per share value of the Company's common stock in exchange for the preferred stock valued at the original paid-in capital for the preferred stock. $350,000 in stock value was issued as of June 30, 2001. The remaining $100,000 was issued on September 30, 2001.

7.      LASALLE INDEBTEDNESS
        The Company is not in compliance with its financial covenants under its Credit Agreement with LaSalle Bank NA. On August 8, 2001, LaSalle informed the Company that it will waive such violation subject to the Company increasing its stockholders equity by $1 million. By virtue of the Wanxiang investment (Note 3) and other issuances of common stock, the Company believes that the waiver condition has been met (subject to the Company's need to generate additional capital in the event Wanxiang subsequently exercises its "put" right). LaSalle also informed the Company that it will extend the expiration date of the Credit Agreement one year to May 1, 2003 subject to the completion of certain events. The Company has classified the LaSalle indebtedness as a current liability until the Company completes the events required by LaSalle.

8.      SUBORDINATED DEBENTURE
        The Company's $4,500,000 subordinated debenture to Finova Mezzanine Capital, Inc. ("Finova") matures on July 14, 2002. On August 16, 2001, the Company and Finova agreed to restructure the debenture upon completion of certain events. The Company has classified the Finova debenture as a current liability until the Company completes the events required by Finova.